Exhibit 99.1

For Immediate Release

LCNB CORP. AGREES TO ACQUIRE BNB BANCORP, INC.

LEBANON, Ohio (December 29, 2014) – LCNB Corp. (“LCNB”) (Nasdaq-Capital Market:  LCNB), the holding company for LCNB National Bank, and BNB Bancorp, Inc. (“BNBK”) (OTC Markets Group:  BNBK), the holding company for Brookville National Bank of Brookville, Ohio (“Brookville National”), announced today that they have signed a definitive stock purchase agreement whereby LCNB will acquire BNB Bancorp, Inc., in a stock and cash transaction.  Brookville National Bank operates one full-service branch in Brookville, Ohio and has approximately $109 million in assets and $98 million of deposits.

Under the terms of the Agreement and Plan of Merger, which has been unanimously approved by the board of directors of both companies, LCNB will exchange a combination of its common stock and cash for BNBK common stock.  BNBK shareholders will receive 2.005 shares of LCNB common stock and cash in the amount of $15.75 per share for each share of BNBK common stock for a total value of $45.00 per share or approximately $12.6 million in aggregate.  The exchange ratio is based on the average closing price of LCNB common stock of $14.59 over the 20 day period ending on December 26, 2014.  The merger is expected to qualify as a tax-free reorganization.  The transaction values BNB Bancorp Inc. at a price to tangible book value per share of 1.19x.

When the transaction is completed, LCNB will have approximately $1.2 billion in assets, $1.1 billion in deposits and 37 branch offices in southwestern and south central Ohio.  Subject to customary regulatory approvals and BNBK shareholder approval, the transaction is anticipated to close in the second quarter of 2015.  At that time, Brookville National Bank offices will become branches of LCNB National Bank.  LCNB expects to realize 35% cost savings on BNBK’s non-interest expenses.  Excluding one-time acquisition expenses of $0.6 million after tax, the transaction is expected to be approximately 1% accretive to LCNB’s earnings in 2015 and 3% accretive in 2016 and beyond as well as accretive to tangible book value per share at close.  On a pro-forma basis, LCNB is expected to remain “well-capitalized” under all regulatory definitions.

Stephen P. Wilson, Chairman and CEO of LCNB Corp., stated, “We are excited about the opportunity to partner with BNB in building a stronger franchise in the Dayton MSA.  This acquisition continues our strategy of being an acquirer of choice of attractive banks in and around our core markets.”  Steve Foster, President of LCNB National Bank, added, "Both companies share very similar cultures of disciplined lending and strong asset quality leading to a seamless integration process."  He continued, "We believe we can provide BNB’s customers with a broader array of banking services, including expanded commercial and mortgage lending capabilities."

Roger Moler, President of BNBK and CEO of Brookville National indicated that, “This is a merger of two quality financial institutions with similar cultures and philosophies.  We believe that this transaction will benefit the shareholders of both companies.  From a community and customer standpoint, this transaction will be very beneficial.  Our customers will have access to a broader array of products and services, but with the customer service of a community bank.”

LCNB is being advised by FBR Capital Markets & Co. and Dinsmore & Shohl LLP.  BNBK is being advised by Austin Associates, LLC and Shumaker, Loop & Kendrick, LLP.

Important Information for Investors and Shareholders:

This press release does not constitute an offer to sell or the solicitation of an offer to buy securities of LCNB. LCNB will file a registration statement on Form S-4 and other documents regarding the proposed business combination transaction referenced in this press release with the Securities and Exchange Commission (“SEC”) to register the shares of LCNB’s common stock to be issued to the shareholders of BNBK. The registration statement will include a proxy statement/prospectus which will be sent to the shareholders of BNBK in advance of a special meeting of shareholders that will be held to consider the proposed merger. BNBK investors and security holders are urged to read the proxy statement/prospectus and any other relevant documents to be filed with the SEC in connection with the proposed transaction because they contain important information about LCNB, BNBK and the proposed transaction. Investors and security holders may obtain a free copy of these documents (when available) through the website maintained by the SEC at www.sec.gov. These documents may also be obtained, without charge, by directing a request to LCNB Corp., Two North Broadway, P.O. Box 59, Lebanon, Ohio 45036: Investor Relations.

About LCNB Corp.:

LCNB Corp. is a financial holding company headquartered in Lebanon, Ohio.  Through its subsidiary, LCNB National Bank (the “Bank”), LCNB is engaged in the commercial banking business.  The Bank was founded in 1877.  The Bank operates from its main office and 35 branch offices (as well as 37 ATMs) in Warren, Preble, Ross, Butler, Hamilton, Clermont, Montgomery, Clinton, and Fayette Counties, Ohio, which are among the most appealing areas from a demographic standpoint in Ohio.  Additional information on LCNB may be found on its website:  www.lcnb.com.

About BNB Bancorp, Inc.:

BNB Bancorp, Inc. is a bank holding company headquartered in Brookville, Ohio and is the parent company of Brookville National Bank which was established in 1934.  The bank operates from its branch and facility in Brookville, Ohio.  Additional information on BNBK and Brookville National may be found on its website: www.brookvillenational.com.

Safe Harbor Statement:

This press release contains “forward-looking statements” as that term is defined in the Private Securities Litigation Reform Act of 1995.  Words or phrases such as “expect,” “believe,” “intend,” “plan,” “estimate,” “may,” “should,” “will likely result,” “will continue,” “is anticipated,” “estimate,” “project” and similar expressions are intended to identify forward-looking statements. Such forward-looking statements are subject to and involve known and unknown risks, uncertainties and other factors, which may cause actual results to be materially different from those indicated in the forward-looking statements. The following factors, among others, could cause actual results to differ materially from the anticipated results or other expectations expressed in forward looking statements: (1) the businesses of LCNB National Bank and Brookville National may not be combined successfully or such combination may take longer to accomplish than expected; (2) the cost savings from the transaction may not be fully realized or may take longer to realize than expected; (3) operating costs, customer loss and business disruption following the transaction, including adverse effects on relationships with employees, may be greater than expected; (4) governmental approvals of the transaction may not be obtained, or adverse regulatory conditions may be imposed in connection with the governmental approvals of the transaction; (5) the shareholders of BNBK may fail to approve the transaction; (6) changes in general economic conditions, could affect the volume of loan originations, deposit flows and real estate values, credit quality trends; (7) changes in laws, regulations or policies by government or regulatory agencies could affect the banking industry; (8) fluctuations in interest rates could affect the banking industry; (9) change in the demand for loans in the market areas that LCNB National Bank and Brookville National conduct their respective business could affect profitability; and (10) competition from other financial services companies in LCNB National Bank’s and Brookville National’s markets could increase.  These statements include, but are not limited to, statements about LCNB’s and BNBK’s plans, objectives, expectations and intentions and other statements contained in this presentation that are not historical facts.  LCNB and BNBK caution readers not to place undue reliance on any such forward-looking statements, which speak only as of the date made.  LCNB and BNBK undertake no obligation to publicly release the result of any revisions that may be made to any forward-looking statements to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events.